UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2026

Commission File Number 001-39223

SADOT GROUP INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

295 E. Renfro Street, Suite 300, Burleson, Texas 76028

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

To the extent required by Item 1.02, the information contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Financial Officer.

On August 24, 2026, Mr. Oren Attiya, 44, notified Sadot Group Inc. (the “Company”) of his resignation from the position of Chief Financial Officer of the Company, and from his designation as the Company’s principal financial officer and principal accounting officer, and from each other office and position held by him with the Company and its subsidiaries, in each case effective as of August 23, 2026. Mr. Attiya provided the services of the Company’s Chief Financial Officer through CO-Finance Financial and Accounting Consulting Ltd. (“CO-Finance”), of which he is the sole shareholder, pursuant to the Consulting Agreement described in Item 5.02(e) below. The Board of Directors of the Company (the “Board”) accepted Mr. Attiya’s resignation effective as of the same date.

(c) Appointment of Interim Chief Financial Officer.

On August 24, 2026, the Board appointed Haggai Ravid, 65, the Company’s Chief Executive Officer and a member of the Board, to serve as the Company’s Interim Chief Financial Officer, and designated Mr. Ravid as the Company’s principal financial officer and principal accounting officer, in each case effective immediately upon the effectiveness of Mr. Attiya’s resignation and until his successor is duly appointed and qualified or until his earlier resignation or removal. Mr. Ravid will continue to serve as the Company’s Chief Executive Officer and principal executive officer. The Board has commenced a search for a permanent Chief Financial Officer.

Mr. Ravid joined the Company as Chief Executive Officer on May 28, 2025 and has served as a member of the Board since that time. Mr. Ravid has over three decades of experience in global finance, investment banking and strategic advisory roles. From December 2022 to December 2024, Mr. Ravid served as the Chief Financial Officer of Seamless Group Inc. (Nasdaq: CURR). From 2006 to 2022, Mr. Ravid served as the Chief Executive Officer of Cukierman & Company Investment House Ltd., a cross-border advisory firm based in Israel. Earlier in his career, Mr. Ravid held executive and partnership roles at MBI in Tel Aviv and Twin Triangle Financial in Los Angeles, and served as a loan officer and credit committee member at the Los Angeles office of Bank Leumi. Mr. Ravid holds an M.B.A. from Rutgers University and a bachelor’s degree from the Hebrew University of Jerusalem.

Mr. Ravid will not receive any additional compensation for his service as Interim Chief Financial Officer. No plan, contract, arrangement, grant or award, whether written or unwritten, was entered into or materially amended in connection with his appointment.

Mr. Ravid is a director and a shareholder of Newton Incorporation Limited, which has been engaged by the Company for investor relations purposes. Other than as described in this paragraph, there are no transactions since the beginning of the Company’s last fiscal year, or currently proposed, to which the Company is or was a participant and in which Mr. Ravid has or had a direct or indirect material interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

There is no family relationship between Mr. Ravid and any director or executive officer of the Company, and there is no arrangement or understanding between Mr. Ravid and any other person pursuant to which Mr. Ravid was appointed as Interim Chief Financial Officer.

(e) Termination and Mutual Release Agreement.

On August 24, 2026, the Company entered into a Termination and Mutual Release Agreement (the “Separation Agreement”) with CO-Finance and Mr. Attiya. The Separation Agreement terminates, effective as of August 23, 2026, the Consulting Agreement dated December 3, 2025 among the Company, CO-Finance and Mr. Attiya, pursuant to which CO-Finance provided the services of Mr. Attiya as the Company’s Chief Financial Officer, and waives the ninety (90) day notice period provided for therein. The confidentiality, non-competition, non-solicitation and invention assignment undertaking attached as Schedule A to the Consulting Agreement, and specified other provisions of the Consulting Agreement, survive in accordance with their terms.

Under the Separation Agreement, the Company agreed to issue to Mr. Attiya 6,000 shares of the Company’s common stock, par value $0.0001 per share, under the Company’s 2025 Equity Incentive Plan. The shares will be issued in a transaction not involving any public offering, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation S promulgated thereunder, and will constitute “restricted securities” within the meaning of Rule 144 thereunder.

The Separation Agreement also contains mutual releases of claims by the Company and by CO-Finance and Mr. Attiya, subject to specified exclusions; covenants regarding confidentiality of the terms of the Separation Agreement, non-disparagement and the return of Company property; a covenant of Mr. Attiya to cooperate with the Company in connection with the transition of his former responsibilities and any audit, litigation, investigation or regulatory matter relating to periods during which he served the Company; and a provision confirming that nothing in the Separation Agreement or in any related agreement or Company policy limits the ability of CO-Finance or Mr. Attiya to communicate with, or participate in any investigation or proceeding conducted by, any governmental agency or self-regulatory organization.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the Company’s search for a permanent Chief Financial Officer, the interim leadership of the Company’s financial reporting function, the anticipated issuance of shares under the Separation Agreement and the Company’s continued compliance with the listing rules of The Nasdaq Stock Market LLC. These statements are often characterized by terminology such as “believes,” “may,” “anticipates,” “should,” “intends,” “plans,” “will,” “expects,” “estimates,” “projects” and similar expressions, and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions and expected future developments. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as its Current Reports on Form 8-K. Forward-looking statements in this Current Report are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Termination and Mutual Release Agreement, dated as of August 24, 2026, among Sadot Group Inc., CO-Finance Financial and Accounting Consulting Ltd. and Oren Attiya (including the letter of resignation attached as Exhibit A thereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Includes management contracts and compensation plans and arrangements

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

By: /s/ Haggai Ravid
Name: Haggai Ravid
Title: Chief Executive Officer
Date: August 25, 2026